Exhibit 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2012

CHICAGO – October 25, 2012 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the third quarter and first nine months of 2012. In late March of this year, we announced that our General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with our Mortgage Guaranty (MI) business in a renamed Republic Financial Indemnity Group, Inc. (“RFIG”) run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints.

The combination affects the manner in which segmented information is now presented. The results of the combined coverages are therefore shown as a single run-off book of business within ORI’s consolidated operations. Prior periods’ segmented information for the general insurance and RFIG run-off business segments has been reclassified to provide necessary consistency in period-to-period comparisons.

Financial Highlights (*)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Operating Revenues:
Excluding run-off business	$1,179.8	$988.3	19.4%	$3,293.3	$2,920.4	12.8%
RFIG run-off business	106.3	140.7	-24.4	349.9	429.7	-18.6
Total	$1,286.1	$1,129.0	13.9%	$3,643.2	$3,350.1	8.7%
Net Operating Income (Loss):
Excluding run-off business	$59.6	$57.0	4.6%	$173.3	$175.4	-1.2%
RFIG run-off business	(86.6)	(166.3)	47.9	(250.1)	(366.2)	31.7
Total	$(26.9)	$(109.3)	75.3%	$(76.7)	$(190.8)	59.8%
Net Income (Loss):
Excluding run-off business	$71.6	$43.3	65.4%	$192.9	$162.0	19.1%
RFIG run-off business	(86.4)	(159.8)	45.9	(241.3)	(357.8)	32.6
Total	$(14.8)	$(116.5)	87.3%	$(48.4)	$(195.7)	75.3%
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.23	$0.22	4.5%	$0.67	$0.68	-1.5%
RFIG run-off business	(0.34)	(0.65)	47.7	(0.97)	(1.43)	32.2
Total	$(0.11)	$(0.43)	74.4%	$(0.30)	$(0.75)	60.0%
Net Income (Loss)
Excluding run-off business	$0.28	$0.16	75.0%	$0.75	$0.63	19.0%
RFIG run-off business	(0.34)	(0.62)	45.2	(0.94)	(1.40)	32.9
Total	$(0.06)	$(0.46)	87.0%	$(0.19)	$(0.77)	75.3%

Cash Dividends Per Share	$0.1775	$0.1750	1.4%	$0.5325	$0.5250	1.4%
Ending Book Value Per Share				$14.40	$14.98	-3.9%

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

As shown in the above highlights and succeeding tables, Old Republic’s consolidated results reflect substantial year-over-year improvements. Overall performance, however, remains weakened by continuing though abating losses from the combined RFIG run-off operations. Moreover, 2012 general insurance profitability was hindered by higher claim costs for the Company’s three largest liability insurance coverages.  On the other hand title insurance operations posted more profitable results as favorable trends incepted in mid-2010 continued at a quickening pace.

Old Republic International Corporation

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating revenues:
General insurance	$708.8	$632.2	$2,012.5	$1,840.9
Title insurance	455.0	337.7	1,228.4	1,012.3
Corporate and other	15.9	18.4	52.3	67.0
Subtotal	1,179.8	988.3	3,293.3	2,920.4
RFIG run-off business	106.3	140.7	349.9	429.7
Total	$1,286.1	$1,129.0	$3,643.2	$3,350.1
Pretax operating income (loss):
General insurance	$60.3	$77.2	$200.5	$248.1
Title insurance	21.7	9.6	53.6	17.8
Corporate and other	1.1	(3.6)	(5.4)	(11.1)
Subtotal	83.1	83.2	248.7	254.8
RFIG run-off business	(132.9)	(250.3)	(384.5)	(558.7)
Total	(49.8)	(167.1)	(135.7)	(303.9)
Realized investment gains (losses):
From sales	18.6	26.5	43.6	38.1
From impairments	-	(42.1)	-	(50.2)
Net realized investment gains (losses)	18.6	(15.5)	43.6	(12.0)
Consolidated pretax income (loss)	(31.1)	(182.7)	(92.1)	(316.0)
Income taxes (credits)	(16.2)	(66.1)	(43.6)	(120.2)
Net income (loss)	$(14.8)	$(116.5)	$(48.4)	$(195.7)

Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	63.0%	73.4%	62.8%	69.4%
Expense ratio	47.6	49.5	47.7	48.0
Composite ratio	110.6%	122.9%	110.5%	117.4%

Excluding RFIG run-off business:
Benefits and claim ratio	47.1%	47.0%	46.1%	45.8%
Expense ratio	51.1	50.5	51.8	51.5
Composite ratio	98.2%	97.5%	97.9%	97.3%

Diluted earnings per share:
Net operating income (loss)	$(0.11)	$(0.43)	$(0.30)	$(0.75)
Net realized investment gains (losses)	0.05	(0.03)	0.11	(0.02)
Net income (loss)	$(0.06)	$(0.46)	$(0.19)	$(0.77)

Cash dividends paid per share	$0.1775	$0.1750	$0.5325	$0.5250

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.17	$0.21	$0.55	$0.67
Title insurance	0.05	0.02	0.13	0.05
Corporate and other	0.01	(0.01)	(0.01)	(0.04)
Subtotal	0.23	0.22	0.67	0.68
RFIG run-off business	(0.34)	(0.65)	(0.97)	(1.43)
Total	(0.11)	(0.43)	(0.30)	(0.75)
Net realized investment gains (losses)	0.05	(0.03)	0.11	(0.02)
Net income (loss)	$(0.06)	$(0.46)	$(0.19)	$(0.77)

The preceding tables show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of

Old Republic International Corporation

the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses follows:

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$(2.0)	$-	$(2.0)	$-
Accounting adjustment for impairment
charges taken in prior periods	7.5	-	7.5	.4
Net amount included herein	5.4	-	5.4	.4
Net realized gains from sales of all other securities	13.2	26.5	38.1	37.7
Net gain (loss) from actual sales	18.6	26.5	43.6	38.1
Net realized losses from impairments	-	(42.1)	-	(50.2)
Net realized investment gains (losses) reported herein	$18.6	$(15.5)	$43.6	$(12.0)

General Insurance Results – Operating earnings, with or without the CCI run-off business were lower in this year’s third quarter and first nine months. Key indicators of year-over-year performance are shown in the following table.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$625.2	$550.0	13.7%	$1,762.0	$1,601.4	10.0%
Net investment income	65.2	67.5	-3.5	198.5	202.2	-1.8
Benefits and claim costs	482.3	407.3	18.4	1,354.1	1,172.0	15.5
Pretax operating income (loss)	$53.4	$64.7	-17.5%	$134.2	$204.2	-34.3%

Claim ratio	77.1%	74.1%	76.9%	73.2%
Expense ratio	23.4	24.9	25.3	25.1
Composite ratio	100.5%	99.0%	102.2%	98.3%

B. All CCI run-off business reclassification(*):
Net premiums earned	$9.3	$14.7	-36.1%	$33.0	$44.1	-25.3%
Net investment income	-	-	-	-	-	-
Benefits and claim costs	15.7	25.7	-37.8	96.5	84.2	14.7
Pretax operating income (loss)	$(6.9)	$(12.5)	42.8%	$(66.2)	$(43.8)	-51.3%

Claim ratio	168.1%	174.4%	292.4%	190.6%
Expense ratio	6.2	10.3	8.5	8.8
Composite ratio	174.3%	184.7%	300.9%	199.4%

C. After reclassification/ Total Excluding all
CCI run-off business:
Net premiums earned	$615.8	$535.2	15.1%	$1,729.0	$1,557.2	11.0%
Net investment income	65.1	67.5	-3.7	198.4	202.1	-1.8
Benefits and claim costs	466.5	381.5	22.3	1,257.5	1,087.8	15.6
Pretax operating income (loss)	$60.3	$77.2	-21.9%	$200.5	$248.1	-19.2%

Claim ratio	75.8%	71.3%	72.7%	69.9%
Expense ratio	23.7	25.3	25.6	25.6
Composite ratio	99.5%	96.6%	98.3%	95.5%
__________________

(*) In connection with the previously noted MI / CCI combination, $6.1 and $64.3 of pretax operating losses for the third quarter and first nine months of 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Favorable premium trends in workers' compensation and liability insurance lines in Old Republic's construction, trucking, and large account risk management business were mainly responsible for premium growth in the year's quarterly and year-to-date periods. Key underlying factors in this regard stemmed from moderate rate improvements garnered in the past twenty-four months or so, and the strengthening though hesitant pace of U.S. economic activity.

As in other parts of Old Republic’s business, general insurance net investment income trends reflect basic stability. While operating cash flow has remained positive and additive to the invested asset base, market yields on quality securities to which investments and reinvestments of funds are directed continue their further decline to historically low levels.

As section (C) in the above table shows, the general insurance composite underwriting ratio for this year's reporting periods was up by low single digits when compared with 2011. Higher loss costs for the aggregate commercial automobile (trucking), general liability, and workers' compensation coverages were most responsible for this uptrend. Year-over-year, the general expense ratio was affected by approximately 1.5 and 1.8 percentage points in the third quarter and first nine months of 2012, respectively, for charges related to previously deferred policy acquisition costs no longer amortizable. These costs, which stem from new Financial Accounting Standards Board guidance that took effect on January 1, 2012, will be fully amortized by this year-end.

Title Insurance Results – Old Republic's title insurance business registered further positive operating momentum for the first nine months of 2012. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Net premiums and fees earned	$447.7	$330.4	35.5%	$1,206.2	$990.3	21.8%
Net investment income	6.7	6.7	-0.6	20.3	20.3	0.1
Claim costs	32.7	25.6	28.0	87.9	76.7	14.6
Pretax operating income (loss)	$21.7	$9.6	125.5%	$53.6	$17.8	201.0%

Claim ratio	7.3%	7.8%	7.3%	7.8%
Expense ratio	88.9	91.0	89.5	92.1
Composite ratio	96.2%	98.8%	96.8%	99.9%

Growth in title insurance premiums and fees benefitted from a combination of factors. Key among these were market share gains emanating from title industry dislocations and consolidation during the past four years or so, and greater levels of refinancing activity in more recent quarters. Claim ratios for 2012 were moderately lower in relation to 2011 as frequency and severity trends abated somewhat. Year-over-year expense ratio comparisons benefitted from continued rationalization of an expense structure more accommodative of current and future growth prospects.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG's comparative results before and after the previously noted combination of mortgage guaranty and consumer credit indemnity run-off coverages.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/
Excluding CCI run-off business:
Net premiums earned	$88.6	$110.4	-19.7%	$288.2	$336.1	-14.2%
Net investment income	8.2	15.0	-45.0	28.1	47.7	-41.0
Claim costs	216.6	298.2	-27.4	601.8	794.7	-24.3
Pretax operating income (loss)	$(126.0)	$(237.8)	47.0%	$(318.2)	$(514.9)	38.2%

Claim ratio	244.4%	270.0%	208.8%	236.4%
Expense ratio	9.5	47.3	10.6	26.0
Composite ratio	253.9%	317.3%	219.4%	262.4%

B. CCI run-off business reclassification(*):
Net premiums earned	$9.3	$14.7	-36.1%	$33.0	$44.1	-25.3%
Net investment income	-	-	-	-	-	-
Claim costs	15.7	25.7	-37.8	96.5	84.2	14.7
Pretax operating income (loss)	$(6.9)	$(12.5)	42.8%	$(66.2)	$(43.8)	-51.3%

Claim ratio	168.1%	174.4%	292.4%	190.6%
Expense ratio	6.2	10.3	8.5	8.8
Composite ratio	174.3%	184.7%	300.9%	199.4%

C. After reclassification/Total
RFIG run-off MI and CCI business:
Net premiums earned	$98.0	$125.2	-21.7%	$321.3	$380.3	-15.5%
Net investment income	8.2	15.0	-44.8	28.2	47.7	-40.9
Claim costs	232.4	323.9	-28.4	698.4	878.9	-20.5
Pretax operating income (loss)	$(132.9)	$(250.3)	46.9%	$(384.5)	$(558.7)	31.3%

Claim ratio	237.1%	258.7%	217.4%	231.1%
Expense ratio	9.2	43.0	10.4	24.0
Composite ratio	246.3%	301.7%	227.8%	255.1%
__________________

(*) In connection with the previously noted MI / CCI combination, $6.1 and $64.3 of pretax operating losses for the third quarter and first nine months of 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

2012 mortgage guaranty earned premiums continued to decline. The reduction was mostly due to the gradual depletion of a book of business in run-off operating mode, to premium refunds from claim rescission activity, and, as regards the first nine months of 2012, to the termination of new business production since August, 2011.

Net investment income fell as a consequence of a lower invested asset base caused by the combination of reduced premium volume, ongoing claim disbursements, and a low yield environment affecting the investment portfolio.

MI claim costs for 2012 were lower year-over-year as a continuing downtrend in newly reported cases, relatively stable cure rates, and lower paid claim levels more than offset reduced provisions for claim rescissions. Lower operating expenses for 2012 reflect cost reductions geared to a run-off operating mode.

The above table (B) shows 100% of CCI results fully reclassified for segment reporting purposes. CCI performance for the first nine months of 2012 was impacted by much greater claim costs.  These costs were driven by higher estimates of ongoing claim litigation expenses posted in this year’s second quarter, and reduced expectations of salvage recoveries on claim payments. In this year’s third quarter CCI claim costs reverted to the downtrend experienced in prior periods.

Old Republic International Corporation

As earlier reported, the Company’s flagship mortgage guaranty insurance carrier, Republic Mortgage Insurance Company ("RMIC"), had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011. As a consequence, underwriting of new policies ceased and the existing book of business was placed in run-off operating mode. Afterwards, on January 19, 2012, RMIC received a Summary Order ("Order") from the North Carolina Department of Insurance ("NCDOI") which placed the Company under supervision. Among other considerations, the Order instructed RMIC to reduce the cash payment on all claims by 50 percent during an initial period not to exceed one year. The remaining 50 percent deferred payment obligation ("DPO") kept in claim reserves is also classified as an admissible asset and as a component of capital in RMIC's statutory balance sheet. The DPO reserved funds will be paid at a future date as and when authorized by the NCDOI.

On October 16, 2012, a hearing was conducted by the NCDOI to address an RMIC Corrective Plan. In substance this Plan seeks to accomplish the following major objectives:

To increase the cash portion of all settled claims to 60% from the current 50%. As a consequence, the Deferred Payment Obligation retained in claim reserves would be reduced to 40% from the current 50% level.

To authorize RMIC to execute the DPO-based run-off under ORI’s ownership and NCDOI supervision of RMIC to assure the most efficient and economically sound realization of ultimate benefits to policyholders and beneficiaries.

To ensure the continued operation of RMIC under supervision during such extended future period of time as may be necessary to accomplish these objectives.

To the best of the Company’s knowledge, the NCDOI is expected to issue in the foreseeable future an amended Order setting forth its conclusions with regard to RMIC’s Corrective Plan.

RMIC’s evaluation of the potential long-term performance of its run-off book of business is based on various modeling techniques. Of necessity, the resulting models take into account actual premium and paid claim experience of prior periods, together with a large number of assumptions and judgments about future outcomes that are highly sensitive to a wide range of estimates. Many of these estimates and underlying assumptions relate to matters over which the Company has no control, including: 1) The conflicted interests, as well as the varying mortgage servicing and foreclosure practices of a large number of insured lending institutions; 2) General economic and industry-specific trends and events; and 3) The evolving or future social and economic policies of the U.S. Government vis-à-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies for resolving the insolvencies and any future role of Fannie Mae and Freddie Mac. These matters notwithstanding, RMIC’s standard model of forecasted results extending through 2021 continues to reflect ultimate profitability for the book of business. While the establishment of a premium deficiency reserve is therefore unwarranted, the model nonetheless contemplates that results for years 2012-2013 will more likely than not reflect an operating loss far in excess of RMIC’s statutory capital balance as of year-end 2011. Consequently, as long as an Order remains in place, the statutory DPO accounting treatment should mitigate the adverse effect of operating losses on the statutory capital balance. In these circumstances, RMIC’s statutory solvency would be retained and the risk of a regulatory receivership action would be averted. In our opinion, the NCDOI’s supervision would be continued indefinitely or until such time as it concluded that RMIC’s stewardship under supervision was no longer necessary.

In light of all the above, the mortgage guaranty run-off will devolve within constraints of Old Republic's currently committed capital resources. As of September 30, 2012, the total statutory capital, inclusive of accumulated DPO reserve funds of $279.4 for RFIG’s three mortgage insurance subsidiaries was approximately $195.9. As of the same date, RFIG’s consolidated GAAP capitalization amounted to $22.8 (or less than 9 cents per Old Republic common share). Based on RMIC’s loss expectations for the remainder of 2012 and 2013 it is likely that the RFIG consolidated GAAP capital account will reflect a negative balance as of year-end 2012 or shortly thereafter. In that event, Old Republic will still be required to recognize RFIG’s net losses in its GAAP consolidated financial statements. This GAAP financial reporting treatment will not, however, diminish the Old Republic shareholders’ true economic interests in the overall enterprise.   Nor will this treatment affect the liquidity of the Old Republic parent company or that of the other separately capitalized and organized insurance companies in the ORI holding company system, nor their individual abilities to meet their respective obligations.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's operations stem from volatility inherent to the small scale of the life and accident insurance business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing agreements. Corporate expenses for 2012's second and third quarters benefited from lower interest charges following the repayment of high cost convertible debt of $316 million in May of this year. The combination of these various elements is shown in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Life & accident premiums earned	$13.6	$16.2	-16.0%	$45.0	$59.9	-24.9%
Net investment income	1.8	1.4	26.3	5.8	5.1	12.3
Other income	0.4	0.6	-35.4	1.4	1.8	-21.6
Benefits and claim costs	8.2	7.6	7.3	29.2	29.9	-2.4
Insurance expenses	5.8	8.7	-32.8	20.2	32.3	-37.5
Corporate and other expenses-net	0.7	5.6	-86.4	8.2	15.8	-47.9
Pretax operating income (loss)	$1.1	$(3.6)	130.3%	$(5.4)	$(11.1)	51.4%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '12/	Sept. '12/
		2012	2011	2011	Dec. '11	Sept. '11
Cash and invested assets:	Fair value basis	$10,665.9	$10,685.2	$10,642.8	-0.2%	0.2%
	Original cost basis	$9,925.0	$10,081.8	$10,156.5	-1.6%	-2.3%

Shareholders' equity:	Total	$3,690.1	$3,772.5	$3,827.9	-2.2%	-3.6%
	Per common share	$14.40	$14.76	$14.98	-2.4%	-3.9%

Composition of shareholders' equity per share:
Equity before items below		$12.40	$13.13	$13.07	-5.6%	-5.1%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		2.00	1.63	1.91
Total		$14.40	$14.76	$14.98	-2.4%	-3.9%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.31	$14.01	$13.82	2.1%	3.5%
RFIG run-off segment		0.09	0.75	1.16
Total		$14.40	$14.76	$14.98	-2.4%	-3.9%

Consolidated cash flow from operating activities was positive at $322.3 for this year's first nine months whereas a deficit of $127.6 was sustained in 2011.

The consolidated investment portfolio reflects a current allocation of approximately 81 percent to fixed-maturity securities and 7 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As the next table shows, substantially all changes in the shareholders' equity account reflect the Company's net income or loss, dividend payments to shareholders, and any changes in the value of invested assets.

Old Republic International Corporation

	Shareholders' Equity Per Share
	Quarter Ended September 30,	Nine Months Ended September 30,
	2012	2012	2011
Beginning balance	$14.50	$14.76	$16.16
Changes in shareholders' equity:
Net operating income (loss)	(0.11)	(0.30)	(0.75)
Net realized investment gains (losses):
From sales	0.05	0.11	0.11
From impairments	-	-	(0.13)
Subtotal	0.05	0.11	(0.02)
Net unrealized investment gains (losses)	0.11	0.33	0.15
Total realized and unrealized investment gains (losses)	0.16	0.44	0.13
Cash dividends	(0.18)	(0.53)	(0.52)
Stock issuance, foreign exchange, and other transactions	0.03	0.03	(0.04)
Net change	(0.10)	(0.36)	(1.18)
Ending balance	$14.40	$14.40	$14.98

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its third quarter 2012 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-510-1786.

Interested parties may also listen to a replay of the call through November 1, 2012 by dialing 877-870-5176, passcode 4943859, or by accessing it on Old Republic International's website through November 25, 2012.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.18 billion and common shareholders' equity of $3.69 billion, or $14.40 per share. Its current stock market valuation is approximately $2.75 billion, or $10.61 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent times.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2011, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.3 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.8 percent per share, and the regular cash dividend has grown at a 10.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 94 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2012	2011	2011
	Assets:
	Cash and fixed maturity securities	$9,854.3	$9,962.5	$9,996.1
	Equity securities	674.9	580.8	495.2
	Other invested assets	136.6	141.7	151.4
	Cash and invested assets	10,665.9	10,685.2	10,642.8
	Accounts and premiums receivable	1,180.2	1,039.0	1,081.7
Federal income tax recoverable:	Current	77.3	73.5	56.9
	Deferred	109.5	116.7	119.6
	Reinsurance balances recoverable	3,269.6	3,243.9	3,197.0
	Prepaid federal income taxes	-	1.0	1.0
	Sundry assets	884.7	890.9	899.8
	Total	$16,187.5	$16,050.4	$15,999.1
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,625.0	$1,461.9	$1,512.6
	Benefit and claim reserves	9,158.6	8,786.6	8,668.0
	Debt	573.0	912.8	912.8
	Sundry liabilities	1,140.6	1,116.3	1,077.5
	Shareholders' equity	3,690.1	3,772.5	3,827.9
	Total	$16,187.5	$16,050.4	$15,999.1

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2012	2011	2012	2011	2012	2011
	Net premiums and fees earned	$1,175.3	$1,007.2	$3,301.5	$2,988.0	$4,363.6	$4,012.1
	Net investment income	82.0	90.8	252.9	275.5	342.0	370.5
	Other income	28.7	31.0	88.7	86.6	117.3	113.3
	Net realized investment gains (losses)	18.6	(15.5)	43.6	(12.0)	171.3	17.3
	Total revenues	1,304.8	1,113.5	3,686.8	3,338.0	4,994.3	4,513.4
	Benefits and claims	740.0	738.8	2,072.9	2,073.5	2,763.7	2,738.7
	Sales and other expenses	595.9	557.3	1,706.0	1,580.5	2,243.4	2,114.4
	Total expenses	1,335.9	1,296.2	3,778.9	3,654.0	5,007.1	4,853.1
	Pretax income (loss)	(31.1)	(182.7)	(92.1)	(316.0)	(12.8)	(339.7)
	Income taxes (credits)	(16.2)	(66.1)	(43.6)	(120.2)	(19.6)	(130.5)
	Net income (loss)	$(14.8)	$(116.5)	$(48.4)	$(195.7)	$6.8	$(209.1)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.06)	$(.46)	$(.19)	$(.77)	$.03	$(.82)
	Diluted	$(.06)	$(.46)	$(.19)	$(.77)	$.03	$(.82)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.11)	$(.43)	$(.30)	$(.75)	$(.41)	$(.88)
	Realized investment gains (losses)	.05	(.03)	.11	(.02)	.44	.06
	Basic net income (loss)	$(.06)	$(.46)	$(.19)	$(.77)	$.03	$(.82)
	Diluted, net operating income (loss)	$(.11)	$(.43)	$(.30)	$(.75)	$(.41)	$(.88)
	Realized investment gains (losses)	.05	(.03)	.11	(.02)	.44	.06
	Diluted net income (loss)	$(.06)	$(.46)	$(.19)	$(.77)	$.03	$(.82)
	Cash dividends on common stock	$.1775	$.1750	$.5325	$.5250	$.7075	$.6975
	Book value per share					$14.40	$14.98
	Common shares outstanding:
	Average basic	255,921,356	255,137,235	255,713,842	254,961,965	255,609,786	254,877,233
	Average diluted	255,921,356	255,137,235	255,713,842	254,961,965	255,881,648	254,877,233
	Actual, end of period					256,227,693	255,525,554

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(14.8)	$(116.5)	$(48.4)	$(195.7)	$6.8	$(209.1)
	Post-tax net unrealized gains (losses)	28.5	30.0	84.7	39.2	52.9	(68.9)
	Other adjustments	7.6	(15.2)	10.9	(11.4)	(28.2)	(11.9)
	Net adjustments	36.1	14.8	95.6	27.8	24.7	(80.9)
	Comprehensive income (loss)	$21.3	$(101.7)	$47.2	$(167.9)	$31.5	$(290.1)

Old Republic International Corporation

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2011 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com